EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the incorporation by inclusion in this Form 8-K/A of our report dated April 18, 2007 on the consolidated financial statements of Bill Blass Holding Co. Inc. and subsidiaries as of and for the years ending December 31, 2006 and 2005.

/s/UHY LLP

Albany, New York
April 30, 2007